UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)
November 9, 2010

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On November 9, 2010, the stockholders of The Estée Lauder Companies Inc. (the “Company”) approved an amendment to the The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (the “Amended and Restated 2002 Share Plan”).  The amendment provides for the following:

•	a 10,000,000 share increase in the aggregate number of shares of Class A Common Stock that may be delivered under the Amended and Restated 2002 Share Plan;

•
a 1,600,000 share decrease in the aggregate number of shares of Class A Common Stock represented by awards under prior plans or employment agreements that are forfeited, expired or cancelled that can be re-granted under (i.e. rolled over into) the plan;

•	removal of consultants from the list of eligible participants and the addition of directors;

•
establishment of minimum vesting periods for Share Awards (as defined below) if certain conditions are satisfied, which are consistent with the Company’s current grant practices under the Amended and Restated 2002 Share Plan;

•	that Benefits are subject to the recoupment or “clawback” policy adopted by the Company;

•
the specific inclusion of “return on invested capital” as a single criteria to the list of business criteria that may underlie performance-based awards (as opposed to a combination of the other criteria);

•
recognition of the existing right of the Stock Plan Subcommittee to impose a “double trigger” for the vesting or acceleration of Benefits (as defined below) upon a Change in Control (as defined below);

•	the reiteration of the requirement for stockholder approval for repricing of stock options or stock appreciation rights; and

•	the extension of the term of the plan from November 10, 2015 to November 9, 2020.

The amendment to the Amended and Restated 2002 Share Plan is intended to allow the Company to continue to provide incentives which will attract, retain, motivate and reward highly competent people as officers, directors and employees of, the Company, its subsidiaries and its affiliates, by providing them with opportunities to acquire shares of Class A Common Stock or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below). In addition, the amendment to the Amended and Restated 2002 Share Plan are intended to assist in further aligning the interests of the Company’s officers, directors and employees with those of its other stockholders.

The following summary describes the material features of the Amended and Restated 2002 Share Plan, as amended, but is not intended to be complete and is qualified in its entirety by reference to the text of the Amended and Restated 2002 Share Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Shares Available

The maximum number of shares of Class A Common Stock that may be delivered to participants under the Amended and Restated 2002 Share Plan, subject to certain adjustments, is an aggregate of 32,000,000 shares plus up to 8,400,000 shares of Class A Common Stock that are represented by awards granted under any prior plan of the Company (e.g., the Fiscal 1999 Share Incentive Plan and the Fiscal 1996 Share Incentive Plan) or under any employment agreement with the Company, which are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares back to the Company. As of November 9, 2010, 7,658,606 shares of Class A Common Stock were rolled over into the Current 2002 Share Plan and count toward the 8,400,000 share limit. In addition, any shares of Class A Common Stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised, any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a stock option or stock appreciation right, shall again be available for Benefits (as defined below) under the Amended and Restated 2002 Share Plan. The Amended and Restated 2002 Share Plan also imposes certain additional aggregate and individual maximums. The aggregate number of shares of Class A Common Stock that may be delivered through stock options shall be the lesser of (i) 32,000,000 and (ii) the maximum number of shares that may be delivered under the plan. The number of shares of Class A Common Stock with respect to which Benefits or stock options and stock appreciation rights may be granted to an individual participant under the Amended and Restated 2002 Share Plan may not exceed 2,000,000 in any fiscal year.

Administration

The Amended and Restated 2002 Share Plan provides for administration by a committee of the Board of Directors of the Company appointed from among its members, which is comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) ”Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) ”outside directors” within the meaning of Treasury Regulation section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors has determined that the Stock Plan Subcommittee shall administer the Amended and Restated 2002 Share Plan. References to the Subcommittee below shall include any subsequent committee authorized by the Board to administer the Amended and Restated 2002 Share Plan.

The Subcommittee is authorized, subject to the provisions of the Amended and Restated 2002 Share Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Amended and Restated 2002 Share Plan and to make such determinations and interpretations and to take such action in connection with the Amended and Restated 2002 Share Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Subcommittee’s powers are the authority to select officers and other employees of the Company and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Subcommittee also has the power to modify or waive restrictions on Benefits, to amend Benefits, to grant extensions and accelerations of Benefits or to cancel Benefits. The Subcommittee may determine the extent to which any Benefit under the Amended and Restated 2002 Share Plan is required to comply, or not comply with, Section 409A of the Code, relating to deferrals.

Eligibility for Participation

Officers, directors and employees of, the Company or any of its subsidiaries and affiliates are eligible to participate in the Amended and Restated 2002 Share Plan. The selection of participants from this group is within the discretion of the Subcommittee.

Types of Benefits

The Amended and Restated 2002 Share Plan provides for the grant of any or all of the following types of benefits (collectively, “Benefits”): (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) performance awards; and (5) stock units. Benefits may be granted singly, in combination, or in tandem as determined by the Subcommittee. Stock awards, performance awards and stock units may, as determined by the Subcommittee in its discretion, constitute Performance-Based Awards, as described below.

Stock Options

Under the Amended and Restated 2002 Share Plan, the Subcommittee may grant awards in the form of options to purchase shares of Class A Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options. The Subcommittee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price will not be less than 100% of the fair market value of the Class A Common Stock (generally the closing price on the New York Stock Exchange) on the date the stock option is granted (the “Fair Market Value”). The exercise price may be paid in cash or, in the discretion of the Subcommittee, by the delivery of shares of Class A Common Stock then owned by the participant, by the withholding of shares of Class A Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Subcommittee, payment also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Subcommittee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Amended and Restated 2002 Share Plan. In determining which methods a participant may utilize to pay the exercise price, the Subcommittee may consider such factors as it determines are appropriate. No stock option is exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period may be extended but not longer than one year after the participant’s death. The exercise of any option which remains exercisable after termination of employment will be subject to satisfaction of the conditions precedent that the holder thereof neither (a) competes with or takes employment with or renders services to a competitor of the Company, its subsidiaries or affiliates without the consent of the Company nor (b) conducts himself or herself in a manner adversely affecting the Company.

Stock Appreciation Rights (“SARs”)

The Amended and Restated 2002 Share Plan authorizes the Subcommittee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash, Class A Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Class A Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Class A Common Stock on the date the right is granted, all as determined by the Subcommittee. SARs granted under the Amended and Restated 2002 Share Plan are subject to terms and conditions relating to exercisability that are similar to those imposed on stock options, and each SAR is subject to such terms and conditions as the Subcommittee shall impose from time to time.

Stock Awards

The Subcommittee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Class A Common Stock issued or transferred to participants with or without payments therefor. Stock Awards may be subject to such terms and conditions as the Subcommittee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, and may constitute Performance-Based Awards, as described below. The Stock Award will specify whether the participant will have, with respect to the shares of Class A Common Stock subject to a Stock Award, all of the rights of a holder of shares of Class A Common Stock, including the right to receive dividends and to vote the shares.

Performance Awards

The Amended and Restated 2002 Share Plan allows for the grant of performance awards which may take the form of shares of Class A Common Stock or stock units, or any combination thereof. Such awards may, but need not, be Performance-Based Awards. Such awards will be contingent upon the attainment over a period to be determined by the Subcommittee of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Subcommittee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Subcommittee. The participant may elect to defer, or the Subcommittee may require the deferral of, the receipt of performance awards upon such terms as the Subcommittee deems appropriate.

Stock Units

The Subcommittee may, in its discretion, grant Stock Units to participants. Such Stock Units may, but need not, be Performance-Based Awards. A “Stock Unit” is a notional account representing one share of Class A Common Stock. Stock Units shall be evidenced by a Benefit Agreement which shall specify the vesting requirements, the duration of any applicable deferral period, the performance or other conditions under which the Stock Unit may be forfeited and such other provisions as the Subcommittee shall determine. The Subcommittee shall also determine whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the Amended and Restated 2002 Share Plan). For Stock Units that vest on or after January 1, 2005, any deferral feature must comply with the requirements of Section 409A of the Code and the regulations thereunder.

Performance-Based Awards

Certain Benefits granted under the Amended and Restated 2002 Share Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Subcommittee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based upon achievement of hurdle rates and/or growth in one or more of the following business criteria: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) gross margin; (xiv) return on invested capital and (xv) total return to stockholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing criteria. Furthermore, the measurement of performance against goals may exclude or adjust for the impact of certain events or occurrences that were not budgeted or planned for in setting the goals, including among other things, restructurings, discontinued operations, changes in foreign currency exchange rates, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes. With respect to Performance-Based Awards, the Subcommittee shall establish in writing (x) the performance goals applicable to a given period, specifying by an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after one quarter of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, any participant for a given fiscal period until the Subcommittee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Minimum Vesting

For all Stock Awards, Performance Awards or Stock Units (collectively, “Share Awards”) granted after August 18, 2010, except in certain circumstances, (i) Share Awards granted as to which vesting is based solely on continuation of service will vest over a minimum period of three (3) years from the date of grant and (ii) Share Awards as to which vesting is based solely or in part on the achievement of one or more performance conditions will vest based on a performance period of no shorter than one (1) year (and if vesting is within one year of the grant date, the grant date must be within the first three months of the performance period). Notwithstanding the foregoing, (x) the above noted minimum vesting requirements shall not apply to shares of Class A Common Stock available for issuance under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity (“Assumed Awards”), (y) Share Awards granted to any participants, which in the aggregate do not exceed 300 shares of Class A Common Stock as to which vesting is based solely on continuation of service, will vest over a minimum period of one year and (z) up to one million shares of Class A Common Stock may be granted subject to Share Awards without any minimum vesting requirements.

Other Terms

The Amended and Restated 2002 Share Plan provides that Benefits may be transferred by will or the laws of descent and distribution. The Subcommittee determines the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Except with respect to incentive stock options, the Subcommittee may permit a Benefit to be transferred by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such person.

Upon the grant of any Benefit under the Amended and Restated 2002 Share Plan, the Subcommittee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Amended and Restated 2002 Share Plan. No Benefit may be granted more than ten years after the date the Amended and Restated 2002 Share Plan is approved by the stockholders of the Company (the vote for such approval is scheduled to take place on November 9, 2010). The Subcommittee reserves the right to amend, suspend or terminate the Amended and Restated 2002 Share Plan at any time. However, no amendment may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any incentive stock options granted under the plan; (ii) increase the aggregate number of shares of Class A Common Stock that may be delivered through Stock Options under the plan; (iii) increase the maximum amount which can be paid to an individual participant under the plan; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the plan; (v) modify the requirements as to eligibility for participation in the plan; or (vi) allow for the repricing of Stock Options or SARs for which the stockholder approval is required by the stock exchange on which the Class A Common Stock is listed. The Subcommittee may amend the terms of any outstanding Benefit or any provision of the plan as the Subcommittee deems necessary in its sole discretion and without a participant’s prior consent to ensure compliance with Section 409A of the Code.

The Amended and Restated 2002 Share Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure, distribution (other than normal cash dividends) to stockholders or any extraordinary dividend or distribution of cash or other assets to stockholders of the Company.

In the event of a Change in Control (as defined below), the Subcommittee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, (i) accelerating the exercisability or vesting of such Benefits or, (ii) if such Benefits are assumed by an acquirer, accelerating the exercisability or vesting on a termination of employment following a Change in Control, or such other actions provided in an agreement approved by the Board of Directors in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Subcommittee, in its discretion, shall determine. The Subcommittee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding will terminate within a specified number of days after notice to the holder, and such holder will receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price or purchase price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Subcommittee, in its discretion, shall determine. For purposes of the Amended and Restated 2002 Share Plan, a “Change in Control” of the Company will be deemed to have occurred upon any of the following events:

(i) On or after the date there are no shares of Class B Common Stock, par value $.01 per share, of the Company outstanding, any person as such term is used in Section 13(d) of the Exchange Act or person(s) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan sponsored by the Company or any member of the Lauder family or any family-controlled entities) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

(ii) During any period of twelve consecutive months, either (A) the individuals who at the beginning of such period constitute the Company’s Board of Directors or any individuals who would be “Continuing Directors” (as defined below) cease for any reason to constitute at least a majority thereof (B) at any meeting of the stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected; or

(iii) Consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(iv) Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of the Company’s common stock outstanding immediately before the effectiveness of that consolidation or merger are changed into or exchanged for common stock of the subsidiary) or (B) in which all shares of the Company’s common stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by itself, constitute a Change in Control of the Company, and (B) any spin-off of a division or subsidiary of the Company to its stockholders shall not constitute a Change in Control of the Company.

Continuing Directors” means (x) the directors of the Company in office on November 9, 2010 and (y) any successor to any such director and any additional director who after such date was nominated or elected by a majority of the Continuing Directors in office at the time of his or her nomination or election.

The Subcommittee may grant Benefits to participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Subcommittee as necessary to comply with applicable foreign laws. The Subcommittee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted, and no action may be taken which would violate the Exchange Act, the Code or any other applicable law.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on November 9, 2010.  At that meeting, there were 101,408,140 shares of Class A Common Stock and 76,732,041 shares of Class B Common Stock present in person or by proxy and entitled to vote.  The combined voting power of the shares was 868,728,550 votes, because each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share.  The matters voted upon and the results of the vote are set forth below.

Proposal One:  Election of Directors.  Stockholders elected each of the following nominees as director to hold office until the 2013 Annual Meeting (i.e,. as Class II Directors) and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Aerin Lauder	859,169,024	5,730,027	3,829,499
William P. Lauder	819,986,421	44,912,630	3,829,499
Lynn Forester de Rothschild	863,246,508	1,652,543	3,829,499
Richard D. Parsons	854,652,231	10,246,820	3,829,499
Richard F. Zannino	863,398,584	1,500,467	3,829,499

The continuing Class I Directors are Rose Marie Bravo, Paul J. Fribourg, Mellody Hobson, Irvine O. Hockaday, Jr. and Barry S. Sternlicht.  Their terms expire at the 2012 Annual Meeting of Stockholders.  The continuing Class III Directors are Charlene Barshefsky, Fabrizio Freda, Jane Lauder and Leonard Lauder.  Their terms expire at the 2011 Annual Meeting of Stockholders.

Proposal Two:  Approval of Amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan.  Stockholders approved an amendment to the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
812,978,745	51,811,695	3,829,499	108,611

Proposal Three:  Ratification of Appointment of Independent Auditors.  Stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending June 20, 2011.

For	Against	Abstentions	Broker Non-Votes
867,376,226	1,334,030	0	18,294

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan. †

† Exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date:	November 12, 2010	By:	/s/ Spencer G. Smul
			Name:	Spencer G. Smul
			Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan. †

† Exhibit is a management contract or compensatory plan or arrangement.